UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 13, 2013

VADDA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Florida	00-28171	27-0471741
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

600 Parker Square; Suite 250; Flower Mound, Texas	75028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(214) 222-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant

On December 13, 2013, Weaver and Tidwell, L.L.P. (“Weaver”), the independent registered public accounting firm of Vadda Corporation (the “Company”) notified the Company that Weaver would cease to serve as the Company’s independent registered public accounting firm, effective immediately. Weaver advised the Company that its decision to discontinue as the Company’s independent registered public accounting firm was not made for any reason related to the Company’s financial statements, its accounting practices or the integrity of the Company’s management.

None of Weaver’s reports on the Company’s financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the fiscal years ended December 31, 2011 and 2012 and through the date of this report, there were no disagreements with Weaver on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Weaver, would have caused the Company to make reference to the matter in a report on the Company’s financial statements.

The Company has provided Weaver with a copy of this report and requested that it furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Weaver’s letter provided in response to the Company’s request dated December 19, 2013 is filed as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this report on Form 8-K.

Exhibit	Description
16.1	Letter from Weaver and Tidwell, L.L.P dated December 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VADDA ENERGY CORPORATION

Date: December 19, 2013	By:	/s/ Daro Blankenship
Daro Blankenship President and Chief Executive Officer